INNOVATIVE MEDICAL SERVICES
                    2002 EMPLOYEE INCENTIVE STOCK OPTION PLAN

                                    ARTICLE I
                                   DEFINITIONS

     As used herein, terms have the meaning hereinafter set forth unless the context should clearly indicate the contrary:

     (a) "Board" shall mean the Board of Directors of the Company, or the Executive Committee of such Board;

     (b) "Business Days" shall mean for calculation purposes the days of the week in which the NASDAQ System conducts and is open for regular trading activity;

     (c) "Committee" shall mean the Compensation Committee of the Board which is authorized to oversee the administration of this Plan;

     (d) "Company" shall mean Innovative Medical Services, a California corporation;

     (e) "Director" shall mean a member of the Board;

     (f) "Fair market value" shall mean the prior 30 day average closing price at which the Stock is listed in the NASDAQ quotation system on the day an Option is granted hereunder, or in the absence of any reported quote on such day, the first preceding day on which there was such a quote available;

     (g) "Grant" means the issuance of an Option hereunder to an Optionee entitling such Optionee to acquire Stock on the terms and conditions set forth in a Stock Option Agreement to be entered into with the Optionee, "Grant" may also include a direct grant of stock;

     (h) "Incentive Stock Option" shall mean a compensatory Option provided to an employee of the Company giving him or her the right to purchase Stock at a predetermined price under a plan that meets certain Internal Revenue Code requirements and involves registered stock;

     (i) "Key Employee" shall mean a Company employee who in the judgment of the Committee has the ability to positively affect the profitability and economic well-being of the Company, part-time employees, independent contractors, consultants and advisors performing bonafide services to the Company shall also be deemed employees solely for the purpose of participation under the Plan;

     (j) "Option" shall mean the right granted to an Optionee to acquire Stock of the Company pursuant to the Plan;

     (k) "Optionee" shall mean an employee of the Company or a non-employee Director of the Company to whom a Grant hereunder has been made;
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     (l) "Plan" shall mean the Innovative Medical Services 2002 Employee
Incentive Stock Option Plan, the terms of which are herein set forth;

     (m) "Stock" shall mean the common stock of the Company or, in the event the outstanding shares of stock are hereafter changed into or exchanged for shares of different stock or securities of the Company or some other corporation, such other stock or securities;

     (n) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee under which an Optionee may acquire Stock pursuant to the Plan.


                                   ARTICLE II
                                    THE PLAN

     2.1 NAME. The plan shall be known as the "Innovative Medical Services 2002 Employee Incentive Stock Option Plan."

     2.2 PURPOSE. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Key Employees of the Company and non-employee Directors of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to such persons under the terms herein set forth. By doing so, the Company seeks to motivate, retain and attract highly competent, highly motivated personnel whose judgment, initiative, leadership and continued efforts will contribute to the success of the Company. The Options to be granted hereunder are either "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, for certain Key Employees or non-statutory Options made available to non-employee Directors. However, at no time will the Plan be considered or operate as a "tandem" option plan or will any Key employee or non-employee Director be subjected to a tandem option provision.

     2.3 EFFECTIVE DATE. The Plan shall become effective upon its adoption by the Board of the Company. Thereafter, the Plan shall be submitted to the shareholders of the company for approval within 12 months after the date said Plan is adopted by the Board.

     2.4 TERMINATION DATE. The Plan shall terminate ten (10) years from the date the Plan is adopted by the Board of the Company and at such time any Options granted hereunder shall be void and of no further force or effect.

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                                   ARTICLE III
                                  PARTICIPANTS

Any Key Employee or non-employee Director of the Company, or of any of its wholly owned subsidiaries, shall be eligible to be granted an Option under the Plan. The Committee shall adopt criteria pursuant to which Options shall be granted. The Committee may grant Options to any eligible Key Employee or non-employee Director in accordance with such determinations as the Committee may, from time to time, in its sole discretion make. A Director of the Company or of a subsidiary who is not also an employee of the Company will not be eligible to receive an "Incentive Stock Option" pursuant to the Plan. Non-employee Directors are only eligible for non-statutory Options which do not qualify under Section 422 of the Internal Revenue Code, as amended.


                                   ARTICLE IV
                                 ADMINISTRATION

     4.1 DUTIES AND POWERS OF THE COMMITTEE. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the sole discretion and authority to determine from among eligible persons those to whom and the time or times at which Options may be granted and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations related to it and to determine the details and provisions of each Stock Option Agreement and to make all other determinations necessary or advisable in the administration of the Plan.

     4.2 RECORDS OF PROCEEDINGS. The Committee shall maintain written minutes of its actions which shall be maintained among the records of the Company.

     4.3 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee in all matters relating to eligible Optionees, their status, death, retirement, disability and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. All expenses of the Committee shall be paid by the Company.

     4.4 COMPOSITION OF THE COMMITTEE. The Committee shall consist of three (3) individuals appointed by the Board from among its members. Appointment to the Committee shall be for a term of one (1) year. Any individual designated and serving as a member of the Committee shall be entitled to indemnification in relation to such service by the Company to the fullest extent called for or permitted by the Bylaws of the Company.

     4.6 COMMITTEE AUTHORITY. If the Committee deems it necessary or in the best interest of the Company or its shareholders, the Committee may impose restrictions of the subsequent transferability of Stock issued pursuant to Options to be granted hereunder. In the event of the imposition of any such conditions, the Stock of the Company to be issued pursuant to the exercise of an Option shall have any such restrictions prominently displayed as a legend on such certificate.


                                    ARTICLE V
                       SHARES OF STOCK SUBJECT TO THE PLAN

     5.1 LIMITATION. Subject to adjustment pursuant to the provisions of Section
5.3 hereof, the number of shares of Stock which may be issued and sold hereunder shall not exceed 4,000,000 shares with 3,000,000 shares reserved for issuance to Key Employees pursuant to their Incentive Stock Options and 1,000,000 shares reserved for issuance to non-employee Directors pursuant to their non-statutory Options. The Company shall take such action as necessary to reserve the aforesaid number of shares for issuance pursuant to the Plan.
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     5.2 OPTIONS GRANTED UNDER THE PLAN. Shares of stock with respect to which an Option is granted hereunder, but which lapses prior to exercise, shall be considered available for grant hereunder. Therefore, if Options granted hereunder shall terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such terminated Options related.

             5.3 ANTI-DILUTION. In the event the Stock subject to Options hereunder is changed into or exchanged for a different number or kind of stock or other securities of the Company or of another organization by reason of merger, consolidation or reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend;

          (a) The aggregate number and kind of shares of Stock subject to Options which may be granted hereunder shall be adjusted appropriately;

          (b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately;

          (c) Where dissolution or liquidation of the Company or any merger of consolidation in which the Company is not a surviving corporation is involved, each outstanding Option shall terminate and the Optionee holding such Option shall have the right immediately prior to such dissolution, liquidation, merger or combination to exercise his Option, in whole or in part, to the extent that it shall not have been exercised without regard to any installment exercise provision. The manner of application of the foregoing provision shall be determined solely by the committee and any such adjustment may provide for the elimination of fractional share interests.


                                   ARTICLE VI
                                OPTION PROVISIONS

     6.1 OPTIONS. Each Option granted hereunder shall be evidenced by minutes of a meeting of or the written consent of the Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

     6.2 PARTICIPATION, LIMITATIONS.

          (a) Options qualifying as "incentive stock options" under Section 422 of the Internal Revenue Code, as amended, may be granted from time to time to Key Employees of the Company to purchase shares of the Company's Stock.

          (b) The maximum number of shares for which an Option or Options may be granted under the Plan to any one Key Employee shall be two hundred thousand (200,000) shares in any twelve month period.

          (c) Options defined as non-statutory Options which do not satisfy the requisites of Section 422 of the Internal Revenue Code, as amended, may be granted from time to time only to non-employee Directors of the Company to purchase shares of the Company's Stock.

          (d) The maximum number of shares for which an Option or Options may be granted under the Plan to any one participating non-employee Director shall be one hundred fifty thousand (150,000) shares in any twelve month period..

     6.3 OPTION PRICE. The per share Option price for the stock subject to each Option shall be determined by the Committee, but the per share exercise price shall not be less than the fair market value of the Stock on the date the Option is granted.

     6.4 OPTION PERIOD. Each Option granted hereunder must be granted within five (5) years from the effective date of the Plan. The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period exceed five (5) years from the date of grant of the Option. The Committee may prescribe such period after the grant of an Option which must expire before such Option may be exercised and the Committee deems appropriate.

     6.5 OPTION EXERCISE.

     (a) Options granted hereunder may not be exercised until and unless the Optionee shall meet the conditions precedent established by the Committee for the Key Employees and the non-employee Directors.

     (b) Options may be exercised by Key Employees for whole shares only. Key Employee Optionees may exercise their Option in whole at any time, or in part from time to time in each year on a cumulative basis with any portion not exercised to be carried over for exercise in subsequent years. Options shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office and payment in full in cash or shares to the Company at said office of the amount of the Option price for the number of shares with respect to which the Option(s) are then being exercised.

     (c) Options may be exercised by participating non-employee Directors in whole at any time, or in part from time to time with respect to whole shares, and can be exercised to the full extent of his Option at any time after grant, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to its Company at its principal office and payment in full in cash or shares to the Company at said office of the amount of the Option price for the number of shares with respect to which the Option(s) are then being exercised.

     (d) No Option may be exercised by any Optionee unless a registration statement, such as form S-8, covering the Stock subject thereto has been filed with and declared effective by the Securities and Exchange Commission and an appropriate registration or exemption therefrom, is in effect or available in the state of residence of the exercising Optionee.

     6.6 NON-TRANSFERABILITY OF OPTION. No Option or any right relative thereto shall be transferred by an Optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or her.

     6.7 EFFECT OF DEATH OR OTHER TERMINATION OF EMPLOYMENT OR DIRECTORSHIP.

     (a) If the Key Employee's or non-employee Director's relationship with the Company shall be terminated, with or without cause, or by the act of the Key Employee or non-employee Director, the Optionee's right to exercise such Options shall terminate and all rights thereunder shall cease three (3) months after the date on which such person's association is terminated. Provided however, that if the Optionee shall die or become permanently and totally disabled while employed by or serving as a non-employee Director of the Company, as solely determined by the Committee in accordance with its policies, then either his or her personal representatives or a transferee under the Optionee's will or pursuant to the laws of descent and distribution, or the disabled Optionee may exercise the Option in full one (1) year from the date of such death or disability. In the case of an Optionee's retirement in accordance with the Company's established retirement policy, such Option shall remain exercisable by the Optionee for three (3) months from the date of such retirement.

     (b) No transfer of an Option by the Optionee by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with a written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

     6.8 RIGHTS AS A SHAREHOLDER. An Optionee or a transferee of an Option shall have no rights as a shareholder of the Company with respect to any shares subject to any unexercised Options.

     6.9 REQUIRED FILINGS. An Optionee to whom an Option is granted under the terms of the Plan is required to file appropriate reports with the Internal Revenue Service. As a condition of the receipt of an Option hereunder, Optionees shall agree to make necessary filings with the Internal Revenue Service. The Committee shall assist and cooperate with Optionees by providing the necessary information required for compliance of this condition.


                                   ARTICLE VII
                               STOCK CERTIFICATES

The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder, or any portion thereof, prior to the obtaining of any approval or clearance from any federal or state governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

                                  ARTICLE VIII
               TERMINATION, AMENDMENT, OR MODIFICATION OF THE PLAN

The Board may at any time, upon recommendation of the Committee, terminate, and may at any time and from time to time and in any respect amend or modify the Plan. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan, except as contemplated in Section 5.3 hereof; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee.


                                   ARTICLE IX
                                   EMPLOYMENT

     9.1 EMPLOYMENT. Nothing in the Plan or any Option granted hereunder or in any Stock Option Agreement shall confer upon a non-employee Director receiving such Option or Stock Option Agreement the status as an employee of the Company. Further, nothing in the Plan or any Option granted hereunder shall in any manner create in any Optionee the right to continue their relationship with the Company or create any vested interest in such relationship, including employment.

     9.2 OTHER COMPENSATION PLANS. The adoption of the Plan shall not effect any other stock option, incentive, or other compensation plan in effect for the Company or any of its subsidiaries, nor shall the Plan preclude the Company or any subsidiary thereof from establishing any other forms of incentive or other compensation for employees or non-employee Directors of the Company, or any subsidiary thereof.

     9.3 PLAN EFFECT. The Plan shall be binding upon the successors and assigns of the Company.

     9.4 TENSE. When used herein nouns in the singular shall include the plural.

     9.5 HEADINGS OF SECTIONS ARE NOT PART OF THE PLAN. Headings of articles and sections hereof are inserted for convenience and reference and constitute no part of the Plan.

INNOVATIVE MEDICAL SERVICES

By:  /s/ MICHAEL L. KRALL
     --------------------
     Michael L. Krall, President
     March 11, 2002

By:  /s/ DENNIS ATCHLEY
     -------------------
     Dennis Atchley, Secretary
     March 11, 2002